Exhibit 4.5

AMENDMENT TO THE AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS AMENDMENT TO THE AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Amendment”) is dated as of October 8, 2019, among FANGDD NETWORK GROUP LTD, an exempted limited liability incorporated under the laws of Cayman Island (the “Company”), the Founders, the Series A Investors, the Series B Investors, the Series C Investors (together with the Founders, Series A Investors, Series B Investors, the “Shareholders”) and certain other parties thereto. Capitalized terms used but not otherwise defined in this Amendment should have the meanings given such terms in the Amended and Restated Shareholders Agreement dated as of June 30, 2015 by and among the Company and the Shareholders (the “Agreement”).

WITNESSETH:

WHEREAS, Section 12.9 of the Agreement provides that, any term of this Agreement may be amended and the observance of any term of the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of (i) the Company, (ii) the Ordinary Shareholder Majority and (iii) the Preferred Shareholder Special Majority; (iv) the Series A Lead Investor and (v) the Series B Co-Lead Investors and the (vi) the Series C Lead Investor.

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

SECTION 1 Amendment of the Agreement. The definition of “Qualified IPO” shall be replaced in its entirety by the following:

“Qualified IPO” means an underwritten initial public offering of securities of the Company (or any other Group Company) on the New York Stock Exchange, Nasdaq, Hong Kong Exchange Stock Exchange, Shanghai Stock Exchange, Shenzhen Stock Exchange or other recognized regional or national exchange or quotation system in an internationally recognized stock exchange acceptable to the Preferred Shareholder Special Majority in which the per share price in such initial public offering is no less than one time (1.0x) the Series C Purchase Price Per Share, unless waived in writing by the Series C Lead Investor, in each case, as such prices may be adjusted for share splits or subdivisions, share dividends, combinations, recapitalizations and similar events that affect the share capital of the Company.

SECTION 2 Effectiveness of this Amendment. This Amendment shall become effective as of the date hereof. Except as amended by or otherwise provided in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect without modification or limitation.

SECTION 3 Miscellaneous. Section 12.3 (Governing Law), Section 12.4 (Dispute Resolution), Section 12.12 (No Presumption), Section 12.13 (Confidentiality and Non-Disclosure), Section 12.14 (Headings and Subtitles; Interpretation) and Section 12.15 (Counterparts) of the Agreement shall apply to this Amendment.

[Signature pages follow]

IN WITNESS WHEREOF, the parties to this Amendment have executed this Amendment as of the date first written above.

COMPANY FANGDD NETWORK GROUP LTD

By:	/s/ Yi Duan
Name:	Yi Duan
Title:	Chairman of the Board of Directors and Chief Executive Officer

[Signature Page to Amendment to Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties to this Amendment have executed this Amendment as of the date first written above.

THE GROUP COMPANIES: Fangdd Network Group Ltd.

By:	/s/ Yi Duan

Name:	Yi Duan
Title:	Authorized Signatory

Fangdd International Holding Ltd.

By:	/s/ Yi Duan

Name:	Yi Duan
Title:	Authorized Signatory

Fangdd Network Holding Limited

By:	/s/ Yi Duan

Name:	Yi Duan
Title:	Authorized Signatory

[Signature Page to Amendment to Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties to this Amendment have executed this Amendment as of the date first written above.

THE GROUP COMPANIES: Shenzhen FangDD Information Technology Co., Ltd.

By:	/s/ Yi Duan

Name:	Yi Duan
Title:	Authorized Signatory

Shenzhen FangDD Network Technology Co., Ltd.

By:	/s/ Yi Duan

Name:	Yi Duan
Title:	Authorized Signatory

Shanghai FangDD Network Technology Co., Ltd.

By:	/s/ Zhiguo Jin

Name:	Zhiguo Jin
Title:	Authorized Signatory

Nanjing FangDD Network Technology Co., Ltd.

By:	/s/ Zhiguo Jin

Name:	Zhiguo Jin
Title:	Authorized Signatory

Xi’an FangDD Network Technology Co., Ltd

By:	/s/ Jiancheng Li

Name:	Jiancheng Li
Title:	Authorized Signatory

[Signature Page to Amendment to Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties to this Amendment have executed this Amendment as of the date first written above.

THE FOUNDER VEHICLES
CC NETWORK INTERNATIONAL LTD

By:	/s/ Yi Duan

Name:	Yi Duan
Title:	Authorized Signatory

TIANYU NETWORK INTERNATIONAL LTD

By:	/s/ Jiancheng Li

Name:	Jiancheng Li
Title:	Authorized Signatory

ZX INTERNATIONAL LTD

By:	/s/ Xi Zeng

Name:	Xi Zeng
Title:	Authorized Signatory

XUANYU NETWORK INTERNATIONAL LTD.

By:	/s/ Jiaorong Pan

Name:	Jiaorong Pan
Title:	Authorized Signatory

ZHOULI NETWORK INTERNATIONAL LTD

By:	/s/ Li Zhou
Name:	Li Zhou
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties to this Amendment have executed this Amendment as of the date first written above.

THE FOUNDERS

By:	/s/ Duan Yi

Name:	Duan Yi

By:	/s/ Jiancheng Li

Name:	Jiancheng Li

By:	/s/ Xi Zeng

Name:	Xi Zeng

By:	/s/ Jiaorong Pan

Name:	Jiaorong Pan

By:	/s/ Li Zhou

Name:	Li Zhou

[Signature Page to Amendment to Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties to this Amendment have executed this Amendment as of the date first written above.

THE SERIES A INVESTORS

FANGDD DECENT INTERNATIONAL LTD

By:	/s/ Fangdd Decent International Ltd

Name:	Liqing Zeng
Title:	Authorized Signatory

THE SERIES A LEAD INVESTOR

MERLINANO LIMITED

By:	/s/ Merlinano Limited

Name:	William Hsu
Title:	Authorized Signatory

[Signature Page to Amendment to Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties to this Amendment have executed this Amendment as of the date first written above.

THE SERIES B CO-LEAD INVESTORS

VICTORY PACIFIC RESOURCES LIMITED

By:	/s/ Victory Pacific Resources Limited

Name:	Daming Zhu
Title:	Director

[Signature Page to Amendment to Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties to this Amendment have executed this Amendment as of the date first written above.

THE SERIES B CO-LEAD INVESTORS

LIGHTSPEED CHINA PARTNERS I, L.P.

By:	/s/ Lightspeed China Partners I, L.P.

Name:	Ronald Cao
Title:	Managing Director

LIGHTSPEED CHINA PARTNERS I-A, L.P.

By:	/s/ Lightspeed China Partners I-A, L.P.

Name:	Ronald Cao
Title:	Authorized Signatory

[Signature Page to Amendment to Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties to this Amendment have executed this Amendment as of the date first written above.

THE SERIES C LEAD INVESTOR

GREYHOUND INVESTMENT LTD.

By:	/s/ Neil Gray

Name:	Neil Gray
Title:	Director

[Signature Page to Amendment to Amended and Restated Shareholders Agreement]